Form C

Cover Page

Name of issuer:

Palmia Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 6/14/2012

Physical address of issuer:

3749 Divisadero Street
San Francisco CA 94123

Website of issuer:

http://www.palmiabeer.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Minimum of $100,000 in Safe transactions. Method for determining price to be determined based on subsequent sale of preferred shares.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

1/22/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$155,167.00	$10,350.00
Cash & Cash Equivalents:	$41,016.00	$350.00
Accounts Receivable:	$4,563.00	$0.00
Short-term Debt:	$22.00	$0.00
Long-term Debt:	$142,251.00	$140,438.00
Revenues/Sales:	$10,131.00	$0.00
Cost of Goods Sold:	$11,726.00	$0.00
Taxes Paid:	($867.00)	($800.00)
Net Income:	($97,051.00)	($33,093.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Palmia Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Lawrence Epstein	Physician, Internal Medicine and on Staff at El Camino Hospital	Self Employed	2015
David Epstein	Oral Surgeon & Dentist	David Epstein, DDS	2012
Teresa LoBue	Founder and CEO	Stealth Startup	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Robert Nathanson	Secretary	2015
Robert Nathanson	CEO	2015
David Epstein	CFO	2012
David Epstein	President	2012
David Epstein	President	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David Epstein	600000.0 Common Stock	58.26

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our business operates in a highly competitive space.

We compete in the highly competitive beer market. We compete with other beer and beverage companies not only for consumer acceptance and loyalty, but also for space in retail establishments, bars and restaurants, all of which sell other beers and alcoholic beverages. Many of our competitors, including Corona, Anheuser-Busch and MillerCoors, have substantially greater financial resources, marketing strength and distribution networks than we do. Moreover, the introduction of new products by competitors that compete directly with our product or that diminish the importance of our product to retailers and other establishments may have a material adverse effect on our business and results of operations. In addition, we also face competition from producers of wine, spirits and flavored alcoholic beverages. Increased competition, higher costs to compete or consumer preference for our competitors' products could cause our business and results of operations to be materially adversely affected.

Our product is subject to consumer interest and market acceptance.

We are launching a new product in a highly competitive market. Our future performance will largely depend on consumer interest in our beer and the market's acceptance of our product. If consumers are unwilling to accept our product or if general market trends cause a decrease in the demand for beer, including light or infused beer, it would adversely affect our future sales and results of operations. Similarly, if we are unable to compete in the market effectively or if consumers are drawn to our competitors' products, our future sales and results of operations would be adversely affected. For example, if we have not gauged consumer preferences correctly or if our marketing activities do not successfully attract consumers to our beer, our overall brand may decline. Furthermore, if we have issues with the quality, taste or delivery of our product, confidence in our brand may diminish. Any of these occurrences would likely have an adverse effect on our future sales and results of operations.

In addition, changes in consumer attitudes or preferences could adversely affect any future sales of our product. The alcoholic beverage industry is subject to considerable societal and political attention due to increasing public concern over alcohol-related social problems. If alcoholic beverages in general, or beer in particular, were to fall out of favor with consumers, it would likely have an adverse impact on our future sales and results of operations. Similarly, if consumer preferences for light or infused beers were to decline or if consumer preferences for beers aimed at health conscious individuals were to wane, sales of our product could be negatively impacted. Also, because we initially anticipate selling our product in only a limited number of regions, any changes in economic and business conditions, consumer preferences or overall demand for beers in these regions could adversely affect our future sales and results of operations.

We are a development stage company with a history of losses and expect to continue to incur losses for the foreseeable future.

We are a development stage company that has incurred net losses since our inception, and we may not be able to achieve profitability in the future. Because we are still in the early stages of development, it is difficult to forecast operating expenses and revenue. We would expect our business, operating results and financial condition to be materially adversely affected if our revenues do not meet our projections and if our expenses or net losses are greater than expected. We cannot guarantee that our revenue or expenses will meet expectations or projections. In addition, since inception, we have funded our business primarily from the sale of securities and by borrowing funds, not from cash generated from operations. We expect to continue to incur production and distribution, sales and marketing, general and administrative and other expenses going forward as we scale our business. As a result, we expect to experience continued losses for the foreseeable future and even if we do achieve profitability, we may not be able to sustain or increase it.

We are subject to governmental regulations affecting our business.

The production and distribution of beer is a business that is highly regulated at the federal, state and local levels. Our operations may be subject to more restrictive regulations and increased taxation than are those of nonalcohol related businesses. For example, the distribution and sale of beer requires various federal, state and local licenses, permits and approvals. If one or more regulatory authorities determines that we have not complied with applicable licensing or permitting regulations or have not maintained approvals necessary for us to conduct our business within their jurisdiction, our business and results of operations could be materially adversely affected. Similarly, the loss or revocation of any existing licenses, permits or approvals, or the failure to timely obtain any additional licenses, permits or approvals when required, could have a material adverse effect on our ability to conduct our business. In addition, if any taxes or fees imposed on our business by applicable regulatory authorities are increased, our profit margins could be negatively affected.

We rely on a third party brewery for the production and distribution of our beer.

We currently rely on one brewery to produce and distribute our beer. If we are unable to maintain our relationship with this brewery, our business could be significantly harmed. Furthermore, if this brewery were to experience any problems in its business, particularly in connection with its ability to manufacture or ship products, our ability to produce and sell our beer could also be significantly harmed. For example, in 2013, our brewery experienced a fire, which limited its production and operations for several months while the damage was being repaired. We may not be able to find a suitable replacement brewery in time or at all if any problems were to arise with this brewery.

We may not be successful in securing distribution partnerships.

A key component of our strategy includes developing relationships with leading local, regional and national distributors to expand our product reach and shelf space. Our inability to solidify such relationships could adversely affect our results of operations and ability to increase revenue.

Additional financing may not be available on favorable terms, if at all.

The production and distribution of beer is a capital intensive business, requiring significant working capital to scale and grow. Because we expect to incur net losses for the foreseeable future, we may need additional funds to expand or meet all of our operational needs. For example, we expect to continue to make significant marketing, operational and promotional expenditures to enhance our brand. If we need additional financing to support these activities, we cannot be certain that it will be available on favorable terms, if at all. Furthermore, if we issue additional shares of our capital stock, shareholders will experience additional dilution, which may be substantial. If we need funds and cannot raise them on acceptable terms, we may not be able to continue our operations at the current level or at all.

We need to recruit and retain key personnel.

Our future success depends upon the continued service of our executive officers, particularly our chief executive officer. The loss of the service of any of our executive officers, key employees or advisors could have a material adverse effect on our business. In addition, if we are unable to hire and retain a sufficient number of qualified personnel, particularly in operations and sales and marketing, our ability to grow our business could be adversely affected. Competition for qualified personnel is intense and we cannot guarantee that we will be successful in attracting and retaining such personnel. Furthermore, the departure or addition of any key personnel may be disruptive and could negatively impact our business.

Transfers of the securities offered hereby and any stock issuable upon conversion thereof will be restricted.

There is no public trading market for Palmia's securities and there can be no assurance that any trading market will develop. Our securities are being offered hereby in reliance upon exemptions from the registration requirements of the Securities Act and applicable state securities laws. Thus, the securities offered hereby and any shares of stock issuable upon conversion of the securities offered hereby have not been and will not be registered under the Securities Act or any other securities laws, and may not be reoffered, resold or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to the registration requirement of, the Securities Act and any applicable state securities laws. Accordingly, any offer, sale, pledge or other transfer of the securities by a purchaser may be restricted, and purchasers may be required to bear the financial risks of an investment in the securities for an indefinite period of time.

We may not generate sufficient funding to repay the existing Convertible Notes or to allow for their conversion prior to maturity.

We cannot assure you that we will have sufficient financial resources, or will be able to arrange future equity or debt financing, to repay the Convertible Notes at maturity or to allow for their conversion prior to maturity. The Convertible Notes are convertible into common stock at maturity and would only be able to convert into stock prior to maturity if we are successful in raising a qualifying financing or we experience a change in control. In the event we are successful in raising a qualifying financing, the Convertible Notes would convert into shares of equity, though we expect such shares to remain illiquid for the foreseeable future, with no certainty of a future liquidity event which would provide a return of capital to debt or equity holders. In addition, holders of the Convertible Notes will not be entitled to any rights with respect to our stock (including, without limitation, voting rights), but will be subject to any changes made with respect to our stock. Holders will only be entitled to rights on our stock when such stock is delivered upon conversion.

Although most of our officers are full time, please note that our president and CFO and Secretary, David W. Epstein, is not currently full time with the company. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: We intend to use the net proceeds of this offering for public relations, marketing and increasing awareness with current accounts. In addition, we anticipate continuing administrative, legal and accounting expenses. The CEO's salary is currently $36,000. We will also be allocating funds to product development, distribution and support sales, including the hiring of regional account managers. We intend to focus on a number of specific milestones to track our achievement against our strategic objectives of market adoption and revenue growth. Significant traction and sales has been achieved in San Francisco, and we plan to focus on the number of cases sold per month, number of cases used (consumption) and reorder rate among vendors, along with close monitoring of customer sentiment and brand recognition.

We will also use 4% of this raise towards the Wefunder intermediary fee.

If we raise: **$250,000**

Use of Proceeds: We intend to use the net proceeds of this offering to build a large-scale sales and marketing team and open more markets for distribution. In addition, we anticipate continuing administrative, legal and accounting expenses. The CEO's salary is currently $36,000, but may increase to $48,000. We will also be allocating funds to product development, distribution and support sales, including the hiring of regional account managers.

We will also use 4% of this raise towards the Wefunder intermediary fee.

If we raise: **$1,070,000**

Use of Proceeds: We intend to use the net proceeds of this offering to build a large-scale sales and marketing team and open more markets for distribution. In addition, we anticipate continuing administrative, legal and accounting expenses. The CEO's salary is currently $36,000, but may increase to $120,000. We will also be allocating funds to product development, distribution and support sales, including the hiring of regional account managers. In addition, we intend to use the net proceeds of this offering to distribute on a national level to all 50 states and continue to scale and increase our sales and marketing team.
We will hire brand ambassadors to lead off-premise sales and awareness of the brand and increase sales.

We will also use 4% of this raise towards the Wefunder intermediary fee.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete purchaser's transaction and deliver securities to the purchaser.

- Purchaser Commitment. The purchaser will submit, through Wefunder Portal, a requested investment amount. When doing so, the purchaser will also execute an investment contract with the Company ("Investment Agreement"), using the purchaser's electronic signature.

- Acceptance of the Investment. If the Investor Agreement is complete, the purchaser will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the purchaser will be emailed a pdf version of the Investment Agreement signed by the purchaser and the Company, as well as a confirmation of the commitment. This information will also be available on the purchaser's "My Investments" screen on the wefunder.com website.

- Purchaser Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the purchaser will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

- Progress of the Offering. The purchaser will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

- Closing: Original Deadline. Unless we meet the target offering amount early, purchaser funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

- Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, purchasers will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

- Book Entry. All investments will be in book entry form. This means that the purchaser will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each purchasers' "My Investments" screen. The purchaser will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment? Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials. The intermediary will notify investors when the target offering amount has been met.

If the issuer reaches the target offering amount prior to the deadline identified in the

offering materials, it may close the offering early if it provides notice about the new

offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the

investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below. The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides purchasers of SAFEs ("Purchaser(s)") the right to preferred stock in the Company ("Preferred Stock"), when and if the Company sponsors an equity offering that involves Preferred Stock, on the standard terms offered to other Purchasers. Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving Preferred Stock, Purchasers will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of Preferred Stock: (i) the amount invested by the Purchaser divided by the result of (a) the price of Preferred Stock issued to new Purchasers multiplied by (b) the discount rate (80%), or (ii) if the valuation for the Company is more than (I) $5 million (the "Valuation Cap"), the amount invested by the Purchaser divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all shares of stock outstanding at the time, not including any SAFEs or convertible notes, plus any common stock reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time. Purchasers who receive Preferred Stock will also receive dividend rights. Voting Rights. Purchasers will have no voting rights, even after they receive Preferred Stock. Additionally, the Company's CEO will be provided a proxy to act on the Purchasers' behalf, for all Purchasers investing less than $25,000. Execution. Purchasers who invest less than $25,000 will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Preferred Stock received by new investors in the Company, modified by and subject to the terms of the SAFE. Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Purchasers in the SAFEs receiving Preferred Stock, Purchasers will receive, at their option, either (i) cash in the amount of their investment or (ii) shares of common stock equal to the amount invested by the Purchaser in the SAFEs divided by the quotient of (a) the Valuation Cap (either $5 million or $4 million, as discussed above) divided by (b) the number of outstanding shares of the Company's common stock and Preferred Stock, but excluding any shares of common stock reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes. If there is not enough cash available to pay other holders of Preferred Stock and SAFE Purchasers who choose option (i), funds will be distributed first to other holders of Preferred Stock and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in common stock. In this scenario, the amounts payable to SAFE Purchasers may be reduced under certain circumstances, such that Purchasers may not recoup part or all of their investment from the Company. Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving Preferred Stock, the Company will pay first the other holders of existing Preferred Stock, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Purchasers may not recoup part or all of their investment from the Company. Repurchases. If the Purchaser is not a Major Investor, prior to a Change of Control or Dissolution Event, the Company may repurchase the SAFE for the greater of (i) the Purchase Amount or (ii) the fair market value of the SAFE (the "Repurchase Value"), provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Standard Preferred Stock or Safe Preferred Stock the Purchaser would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Standard Preferred Stock or Safe Preferred Stock, as applicable, by the price per share of the Financing Preferred Stock or the Safe Price, as applicable, and is referred to as the "Aggregate Value"), the Company shall pay to the Purchaser an amount equal to the difference between the Aggregate Value and the Repurchase Value. Fair market value will be determined by an independent appraiser chosen by the Company.

14. Do the securities offered have voting rights?

- ☐ Yes
- ☑ No

15. Are there any limitations on any voting or other rights identified above?

- ☑ Yes: No Voting Rights
- ☐ No

16. How may the terms of the securities being offered be modified?

Any provision of the SAFE (other than the Valuation Cap) may be amended, waived or modified as follows:

(i) if the Purchaser **is not** a Major Investor, any provision of the SAFE (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Purchaser is a Major Investor (investor with investment of $25,000 or more), any provision of the SAFE (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and
regardless of whether the Purchaser is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Debt Securities		$75,000	No
Common Stock	100,000,000	1,092,785	No
Preferred Stock	100,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	62,867

Describe any other rights:

Preferred stock holders do not have voting rights, but do have liquidation preferences over common stock holders. Investors in this SAFE and the previous SAFE notes issued will receive, upon conversion, preferred stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the purchaser holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the purchaser's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the purchaser will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of the holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, a purchaser's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the purchaser's securities will decrease, which could also diminish the purchaser's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, a purchaser's interest will typically be diluted.
Based on the risk that a purchaser's rights could be limited, diluted or otherwise qualified, the purchaser could lose all or part of his or her investment in the securities in this offering and may never see positive returns.

Additional risks related to the rights of other security holders are discussed in response to Item 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes. The securities offered do not provide the investor with a right to vote or receive dividends or be deemed the holder of Capital Stock for any purpose until such time as the securities offered are converted into preferred stock.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As a holder of a majority-in-interest of voting rights in the Company, the principal shareholder (the “Principal”) may make decisions with which the purchaser disagrees, or that negatively affect the value of the purchaser’s securities in the Company, and the purchaser will have no recourse to change these decisions. The purchaser’s interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the purchaser.
For example, the Principal may influence the business of the Company, may change the management of the Company, and even cause the Company to repurchase securities of certain Safe holders, in certain circumstances. The Principal may make changes that affect the tax treatment of the Company in ways that are unfavorable to you. The Principal may also vote to engage in new offerings and/or to register certain of the Company’s securities in a way that negatively affects the value of the securities the purchaser owns. Other holders of securities of the Company may also have access to more information than the purchaser, leaving the purchaser at a disadvantage with respect to any decisions regarding the securities he or she owns.
In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, a purchaser’s interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the purchaser’s securities will decrease, which could also diminish the purchaser’s economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, a purchaser’s interest will typically also be diluted. SAFE Can be Amended by One Lead Purchaser. The Company can designate a lead purchaser representative, and all purchasers agree to allow that person to unilaterally amend the SAFE. But that person may not change the Valuation Cap.

Non-Major Investors Grant CEO Power of Attorney. Once the SAFE converts into equity, investors who are not Major Shareholders grant the current CEO a power of attorney to vote all shares and execute any documents on their behalf.

Based on the risks described above, the purchaser could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the purchaser, and we do not guarantee that the SAFE will be converted into any particular number of preferred shares. As discussed in Question 13, when we engage in an offering of equity involving preferred stock, purchasers may receive a number of shares of preferred stock calculated as either (i) the total value of the purchaser's investment, divided by eighty percent (80%) of the price of the Preferred Stock being issued to the new purchasers, or (ii) if the valuation for the company is more than $5 million, the amount invested divided by the quotient of (a) the Valuation Cap ($5 million) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the preferred stock that purchasers will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of preferred stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our stock (including both common stock and preferred stock) that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

A purchaser in the Company will likely hold a minority position in the Company, and won't have any distribution rights until such time as the securities are converted, and will never have any voting rights, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the purchaser's interest in the Company will depend upon many factors outside the control of the purchaser. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the purchaser will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the purchaser's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the purchaser in the Company. The purchaser may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the purchaser to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the purchaser's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the purchaser's investment in the Company, the Company may sell interests to additional purchasers, which will dilute the percentage interest of the purchaser in the Company. The purchaser may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the purchaser to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the purchaser's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated purchasers to the purchaser, and create pressure on the purchaser to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the purchaser will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the purchaser will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the purchaser's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the purchaser, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the purchaser's initial investment in the Company.

Transactions with related parties. The purchaser should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the purchaser will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have financed our operations to date with convertible notes of $75,000 (Issued in 2013) to investors that mature on December 31, 2017 with a 20% discount on conversion upon a qualified equity financing with gross proceeds of at least $500,000 and accruing at a rate of 6% interest per annum. Those convertibles notes include $25,000 to the father of founder David Epstein. As of December 31, 2016, accrued interest under the convertible notes amounted to $5,438. In addition, we have issued a $60,000 promissory note to David Epstein, Founder and Chairman of the Board. The promissory note has no interest rate and is payable within 30 days of a borrower notice of demand.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2017	Regulation Crowdfunding	SAFE	$204,565	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

David Epstein, Principal and Director, $60,000.00 promissory note, no interest.

Issued $25,000 Convertible Note to the father of founder David Epstein in 2013, which matures on December 31, 2017 with a 20% discount on conversion upon a qualified equity financing with gross proceeds of at least $500,000 and accruing at a rate of 6% interest per annum.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Palmia is a unique product offering that we believe is different from most beers existing in today's U.S. market. With its lemon infusion, we believe Palmia offers a new and enticing taste to most beers currently available to consumers. While many light beers offer lime as a means to enhance or cover up their watered down taste, Palmia has a unique and lightly carbonated lemon infusion that provides a refreshing, yet full bodied taste, all in one bottle. In addition, we believe the natural lemon flavor of our beer will appeal to health conscious individuals, but still provide a satisfying beer taste that is not watered down and that will attract a wide variety of adult beverage drinkers. Utilizing a proprietary blend, we are able to offer a low calorie beer (90 calories), while not compromising on taste or appeal.

The following product overview highlights the specifics of Palmia beer:

· Natural lemon flavor with a unique and enjoyable citrus taste, which is intended to serve as a light, refreshing lager and alternative to Bud Light Lime, Corona and other light beers.

· Lightly carbonated with natural lemon flavor.

· An 11.2 (331ml) fluid ounce serving contains 90 calories and 4.2% alcohol by content.

· We have a registered trademark for our main product logo as well as for the slogans "When Life Gives You Lemons . . .", "Lager con Limon" and "Palmia".

· We intend to introduce additional product lines in the future, such as orange and berry infused options.

Revenue for the business is expected to come from multiple sources: Direct sales to retailers, wholesale distributors, and selling merchandise at venues.

Formation and Development

Palmia Corporation was incorporated in June 2012. The company has, to date, secured several vital resources, which support our present day position. Palmia Corporation has acquired the relevant licenses, TTB & Cola approvals, and label approvals.

We have successfully negotiated and secured production with an experienced producer and bottler of lager who will be able to produce our beer and is anticipated to have sufficient resources to support our growth as we scale. We intend to focus our plans in the California and Oregon markets and will expand into additional markets based on syndicated and social data insights. We believe the relationships of the Palmia team will provide us access to most of the key targeted accounts in these markets. We then plan to expand the number of establishments in these markets carrying Palmia once we believe we've received sufficient product validation. We ultimately intend to also partner with more leading local, regional and national distributors, supermarkets and wholesalers (Costco, Safeway, WinCo, Ralph's and Kroger) to drive market penetration and increase volume.

In order to scale Palmia from a local brand to a regional or national brand, we believe forming key distribution partnerships with leading local, regional and national suppliers will be important, including off-premise accounts such as supermarket chains, beverage outlets such as Gelson's, Lee's Liquors, Safeway, Ralph's, Kroger, Trader Joe's, Costco and Sam's Club). Key on-premise accounts will also be instrumental as we grow into larger multi-chain restaurants and bars. We intend to leverage the deep industry relationships and connections of our executive team, as well as those of our other advisors to help penetrate select regional and national accounts. We also believe that developing initial success stories among our key accounts will help drive our distribution partnerships.

We believe social media can provide a low cost customer acquisition tool to create an initial, loyal following of brand enthusiasts in select markets. We have created a Facebook page for Palmia, as well as a Twitter, Instagram, and blogger account, to generate marketing buzz to support our product launch. In addition, we created our website (www.palmiabeer.com), which will be used to further enhance the image of the Palmia brand. We plan to continuously monitor, update and expand the content on all of these social media outlets. We also plan to proactively assemble leading tastemakers with influence in our initial target markets. Tastemakers are individuals who are typically early adopters and influencers of emerging products and brands, including bloggers, party promoters and select individuals who pride themselves on discovering and evangelizing new products.

We intend to promote Palmia through a variety of means, including (i) leveraging tastemakers in each city to serve as product evangelists; (ii) creating and executing a range of advertising programs across social media (Facebook, Twitter, Instagram) and traditional media (including print); (iii) training and educating wholesalers and retailers about our product; (iv) promoting our name and product through tastings at local festivals, venues and establishments that carry our product; (v) targeted pricing activities to create a competitive advantage within the marketplace; and (vi) possible retention of a leading celebrity to provide product endorsements. We plan to continue to target smaller but popular restaurants, bars and liquor stores, and market and distribute our product to larger vendors while continuing to strive for greater validation established awareness and presence in the industry. Palmia has secured placement in over 180 accounts in the San Francisco Bay Area.

Market

Our marketing will focus on fun, health conscious individuals with an emphasis on women ages 21-35. According to DataMonitor, female drinkers now comprise approximately 30% of total beer consumption, with nearly $30 billion in 2011 spend. We also believe an older woman demographics, as well as males, will represent viable and important customers for our product. We intend to take advantage of the large U.S. market for beers, which, according to the Brewers Association, is nearly $100 billion annually.

Cash Flow

We have primarily funded our operations through paid-in capital from founders as well as $75,000 in convertible notes and a $60,000 promissory note to a founder, and in or about the end of 2017, we raised $204,565.00, through the sale of similar Simple Agreements for Future Equity, pursuant to Regulation CF. Palmia had revenue of $2,659 in 2013 and $16,172 in 2014 from the initial launch of its product in San Francisco. Revenue came from sales to on and off-premise accounts. Expenses in 2013 were $75,114 and $73,764 in 2014. Expenses primarily consisted of product development, including production, branding and trademark costs, as well as marketing and promotional costs. We sold all of our product in 2014 and therefore had no revenue and limited expenses in 2015 and 2016. Our limited expenses in 2015 and 2016 consisted largely of administrative fees, including for maintaining appropriate licenses, and approximately $2500 per month in burn rate on salary. We spent most of our time in 2015 and 2016 creating version 2.0 of the product, an all-naturally flavored product based on customer feed-back from our initial launch, enhancing our branding and hiring new management, including a new CEO and marketing director. Palmia had revenues of $10,833 in 2017 from the initial launch of V2.0 which was produced in July 2017. Revenue came from on and off-premise accounts. Operating expenses in 2017 were $94,589. Expenses primarily consisted of salary, legal, rent, general & administrative, marketing and promotional costs.

As a result of promotional activities in order to gain market acceptance and brand loyalty, we participated in many events as part of our initial launch where the product was offered complimentary or at a discount. These events included festivals, happy hours, tastings, parties and other promotional activities.

Balance Sheet / Burn Rate

Our current cash in hand is $9,551 and we have a $10,000 deposit at our brewery. We also have trademark assets and our licenses, labels, formula and 47 Pallets of Palmia beer. Operations are currently being funded by our last raise from WeFunder investors.

Our accounts receivable as of July 2018 are $22,760, of which $11,355 is expected to be received on or before August 30, 2018.
Prior to the fundraising, our burn rate is approximately $3,500 per month, consisting of $2,500 in salary as well as marketing, promotional and administrative expense. Our current burn rate is approximately $4,000 per month, consisting of $3,000 in salary as well as marketing, promotional and administrative expenses.
Projected Short/Mid Term Expenses for 2019
Production of Palmia for Q1-Q3 $83,154
Sales & Marketing for Q1-2 $26,386
Total Headcount: Q1 $61,200
General & Administrative: $3,200

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.palmiabeer.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Palmia SAFE

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

David Epstein
Lawrence Epstein
Robert Nathanson
Teresa LoBue

Appendix E: Supporting Documents



JOIN THE PALMIA COMMUNITY

Raised $680,032 from 492 investors

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community · food tech · beer · leisure · food · events · hospitality · nightlife · alcohol · retail · brewery · ecommerce

Spanish inspired and U.S. brewed, the world's 1st 90 calorie lemon-infused lager

Palmia is much more than a refreshing, naturally lemon-infused beer. It is our 90 calorie love letter to good taste. Inspired by adventures on the coast of Spain, our dream was to bring a new choice to the light beer market, a lager that has superior flavor & offers a long overdue alternative to all the other watered-down beer brands. Whether you find yourself relaxing at the beach or just spending time with friends after work, Palmia wants your time & your beer to be of the highest quality.



David Epstein
President and Chairman of the Board
David came up with the initial vision for Palmia and brought the Palmia concept from a beach in Spain to a viable product with an initial launch in San Francisco.

Palmia - 50 Shades of Play



Why you may want to invest

1. Partnerships with Whole Foods, Target, Total Wine & More, Cost Plus, Sprouts, BevMo! In fact, we are now being sold in Raley's, Sprouts, Nob Hill Foods, Cost Plus World Market and Total Wine & More.
2. Sold in more than 150 California stores and 30 bars and restaurants less than a year after launch and recently opened distributor accounts in Oregon.
3. Successfully raised $204,565 from 288 Wefunder investors in July 2017.
4. Sold in some of the most recognizable bars and restaurants in San Francisco, including Sabrosa, Delarosa, Tacolicious, Monaghan's, Dosa, Chubby Noodle, Blue Light, and more.
5. Partnerships with LYFT, San Jose Sharks, and SAP Center.
6. Connections to Bottle Rock, Coachella, Life is Beautiful, ESPY's, and other large venues and events.
7. Winner of the 2018 People's Choice Award for the "Best Beer" at the Fremont Chamber of Commerce Burger and Brew Fest, beating out 38 other beers.
8. Recently signed with four distributors outside of the Bay Area -- Morris Distributor (serving Sonoma County and San Francisco), Chrissa Imports (Counties: San Mateo, Santa Clara, Contra Costa, Alameda, Santa Cruz, Monterey and San Benito), Sacanni Distributing Company (Counties: Sacramento, Amador, Butte, Colusa, El Dorado, Glenn, Lassen, Modoc, Nevada, Placer, Plumas, Shasta, Sierra, Solano, Sutter, Tehama, Yolo, Yuba, and Alpine, outside of Lake Alpine and Bear Valley), Siskiyou, (East, Trinity – East) and Point Blank Distributing (Portland, Eugene, and Bend). We now have 83 total sales representatives.

Our Ambition

The beer industry does $106 billion in annual sales, according to Brewers Association, and we'd like to be a well-known brand and carried in grocery stores worldwide. Having relationships with retailers like Target and BevMo! we hope to grow exponentially each quarter while continuing to enter into new markets and deliver quality beer to the masses.

Palmia_Deck_7.25.18__1_.pdf

Palmia_Memorandum_8.08.18.pdf

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palmiabeer.com

San Francisco, CA

Why I Like Palmia

Palmia is the most refreshing, delicious beer to enjoy on any warm afternoon or evening. It's perfect for the beach, boating, baseball games or a barbecue with your friends. Drink one or more anytime of day or night as it makes whatever you are doing that much more fun!



Johnny Love Metheny
OWNER BLUE LIGHT BAR, MAYES ON POLK

Much more than a refreshing, naturally lemon-infused light beer. Palmia is a 90 calorie love letter to good taste. Inspired by adventures on the coasts of Spain, Palmia is the perfect lager for our event. Your new favorite beer is here! Trust us, we are already converted.

Day on the Ridge
Music and Food Festival

Palmia is perfection as far as taste, pairs perfectly with our tacos and our hand made guacamole. I can see this beer being one of our favorites here!



Mike Barrow
Managing Partner at Tacolicious

Palmia is much more than a refreshing, 90 Calorie, naturally lemon-infused beer. On the coast of Spain, our dream was born, to bring a new choice to the light beer market. It's a lager that has great flavor. I bet that people are sick of watered down diet beer, and our first batch sold out!



Robert Nathanson
Palmia CEO

Fremont Street Eats is now serving the 2018 Fremont Burger & Brew Fest's People's Choice Award winner Palmia. The tasting portion of the fest featured 38 craft brews from 18 bay area breweries. And this year, the coveted People's Choice Best Brew Award went to Palmia, Lemon Infused Lager. Taste a winner at Fremont Street Eats!

Fremont Street East
Weekly Food Truck Event

Every guest that came by took one sip and loved it, including this author, who only drinks whiskey and tequila – no bad breath here. David's dream of bringing superior flavor to the light beer market is reaching fruition and with welcoming arms. It's about time there is something on the market that is not just a watered down [Big Beer Brand]. Palmia gives you the option to taste The Endless Summer.



Maxwell
Founding Editor of The Rugged Male

Fremont Street Eats August 17

TASTE THE PEOPLE'S CHOICE: PALMIA
August 17, 2018 @ fremontstreeteats.com

BREWERS

April 8th, 2017 - San Francisco's oldest and best beer festival with 100+ brewers, complimentary bites, live music, games, and more.
July 30, 2018 @ sfbeerfest.com

Press:Here " Blog Archive " Breaking into the Craft Beer Business

Palmia beer CEO Robert Nathanson takes us inside the alcohol industry
June 28, 2018 @ pressheretv.com

Tri-City Voice Newspaper - Whats Happening - Fremont, Union City, Newark, California

Celebrating the vibrant craft brew scene in Northern California, the 4th Annual Fremont Burger & Brew Fest returns to downtown Fremont on Saturday, May 26. The day-long festival will feature sampling from Bay Area craft breweries, branded glasses
June 26, 2018 @ tricityvoice.com

Dr. David William Epstein is the Founder and CEO of Palmia Corporation

"I could have never done this without the help of Johnny, Bobby Bell, Brad Kern, Michael Neril, John McAlester, Jen Zanto, Bob Jones, Jimmy Consos, Anthony Black, Olivia Clement."
June 26, 2018 @ 24-7pressrelease.com

Breaking into the Craft Beer Business

Palmia beer CEO Robert Nathanson takes us inside the alcohol industry.
June 26, 2018 @ nbcbayarea.com

Day on the Ridge - South Valley Magazine | SouthValley.com

With an entire wall of his office is adorned with eclectic guitars it was more than apparent that the director of St. Joseph's Family Center (SJFC), David Cox, is an avid music lover. So why did the idea of a daylong music concert as an SJFC fundraiser
May 17, 2018 @ southvalley.com

Ole'! Ole'! Spanish-Inspired Fitness Beer Palmia is Making a Splash

Palmia raises $50,000 in 48 hours on crowdfunding site WeFunder after it sold out of its Spanish-inspired fitness beer, to make more of its popular beer. Palmia raises $50,000 in 48 hours on crowdfunding site WeFunder after it sold out of its Spanish-
May 11, 2017 @ exquisemag.com

Spanish Inspired Fitness Beer Sells out Turning to Crowd-Funding to Make next Batch

"Palmia is perfection as far as taste, pairs perfectly with our tacos and our hand made guacamole. I can see this beer being one of our favorites here!" said Mike Barrow, managing partner at Tacolicious, one of many restaurants chosen to showcase new
May 4, 2017 @ prweb.com

Palmia is the World's First 90 Calorie Lemon-Infused Beer

Inspired by the Spanish summer, Palmia targets U.S. millennials looking for a fun, delicious, and unique beer

In the U.S., there are 83 million people aged 21-35 who are looking for the next great drink. Craft alcohol has been growing nearly 13% year over year according to Fortune magazine—but consumers aren't always looking for a heavy IPA. Palmia provides the best of both worlds with unique, natural flavors and full bodied taste.






Palmia
Palmia



There's a Growing Market for Light, Citrus Lager

Bud Light Lime alone is a $300M franchise. But we do it better.

The key selling points of beers like Bud Light Lime are low calories, fruity flavor, and, well, the alcohol. Palmia does it better with only 90 calories per bottle (Bud Light Lime has 116 calories), 4.2% alc. and Palmia's lemon flavor is naturally infused (Bud Light Lime has artificial flavoring).


90 CALORIES
Palmia

36

Calories

4.2%

Alcohol

250+

Accounts

We Have More than 250 Bay Area Accounts

In less than a year of business, we're sold in some of the most high-profile stores and restaurants in the Bay Area

Last year, we started business with V2.0 with one of San Francisco's most popular taqueria chains: Tacolicious. It wasn't just Tacolicious who sold out of Palmia, though. Prior to this, V1.0 completely sold out of 3,600 cases in 110 accounts across the Bay Area. This provided powerful market insight and valuable word of mouth marketing. Since then, we're already up to 250 Bay Area accounts and have recently added 4 new distributors and 83 new sales reps. Sales partners are still asking for more Palmia on their shelves, and your investment will help us fulfill those orders.


Ghirardelli Square
NORTH BEAC
Cable Car Museum
EMBARCADERO
FINANCIAL
DISTRICT
Lyon Street Steps
PRESIDIO
HEIGHTS
Divisadero St
Franklin St
Pine St
Bush St
Rincon
of Modern Art
LAUREL HEIGHTS
The Fillmore
O'Farrell St
Turk St
4th St
AT&T Park
Painted Ladies
Conservatory of Flowers
Fell St
9th St
8th St
10th St
MISSION BAY
HAIGHT-ASHBURY
Castro St
101
7th St
3rd St
280
80
16th St
17th St
Market St
MISSION
DOGPATCH
Zuckerberg San
Francisco General...
Twin Peaks

"Palmia is perfection as far as taste, and pairs perfectly with our tacos and our hand made guacamole. I can see this beer being one of our favorites here!"



Mike Barrow
MANAGING PARTNER AT TACOLICIOUS

We Have Accounts With Enormous Retailers

Accounts Already Opened

Sprouts Farmers Market
Whole Foods Market
BevMo!
Total Wine & More
Target
Cost Plus World Market
Draeger's Market
Mollie Stone's Markets
Raley's
Nob Hill Foods
SAP center at san jose
Bel Air

Vendor Agreements

Safeway
Foods Co.
Kroger

Our Progress So Far

Your investment will help us with production improvements, marketing, distribution, product development, and the hiring of additional account managers

June 2012

Palmia First Founded

Finding the perfect taste profile for millenial men and women.

May 2014



Product Modifications for Key Descriptors

We tweaked the Palmia formula to include all-natural flavors and to appeal to grocery outlets like Whole Foods, United Markets and Real Food Co.

July 2014

ABC & Cola Approvals, Certified Licensing Secured

September 2015

Team Palmia—Virtual C-Suite Secured

We put together an A-team that knows the industry inside and out and has an exit in the alcohol space, not to mention a master in the outdoor venue space.

October 2015

Extensive Rolodex of Industry Partners

A long going relationship with key players in the industry including Safeway, Albertson's, BevMo!, Total Wine & More, Target, and more.

March 2016

Production Secured

Our brewery is located in Monroe, Wi—the capital of beer (& cheese)—the 9th largest brewery in the U.S.

May 2016

TARGET

Vendor Approval Target

Account with Target open; Palmia will be i stores across North America.

May 2016



Partnership with Band: Dig the Ki

Band featured in official music video for movie, "Point Break" with over 2.14 million views.

November 2016

United Markets

Real Food Company

Letter of Intent and Approval: United Markets & Real Food Co.

December 2016

BevMo!

Verbal Letter of Intent: BevMo!

Partnered with the largest alcohol retailer in California and now in Arizona and Washington.

February 2017

lyft

Partnership with LYFT

May 2017



Production Version 2.0 Palmia

June 2017

COACHELLA

Palmia Hits Key Influencer Events

We have connections to Bottle Rock, Coachella, Life is Beautiful, ESPY's and many great venues.

Let's Toast Together

Palmia is much more than a refreshing, naturally lemon-infused beer. It is our 90 calorie love letter to good taste. Inspired by adventures on the coast of Spain, our dream was to bring a new choice to the light beer market, a lager that demonstrates superior flavor and offers a long overdue alternative to all the other watered-down big beer brands.

- *Market segment: $106 billion annual sales in beer industry in the U.S.*
- *Women According to Datamonitor, Female drinkers now account for approximately 30% of US beer consumption - that means more than $31 Billion.*

Our commitment is not simply to provide our customers with a satisfying drinking experience, but a lifestyle. We believe in the endless summer and we've bottled it.

We welcome you to join us at Palmia and share the growth we are experiencing.

Thank you,



Robert Nathanson

Meet the Founders



Robert Nathanson

CEO

Robert is a beverages expert & industry consultant with more than 10 years experience in the alcoholic beverage space, having expertise in private labeling, brand building, operations & distribution.



David Epstein

President and Chairman of the Board

David came up with the initial vision for Palmia and brought the Palmia concept from a beach in Spain to a viable product with an initial launch in San Francisco.

AND THE REST OF THE TEAM



John McAlister

Technical Consultant

The ability to adapt to different workflows and learn new skills. Web development over ten years ago and the challenge of constant learning is what keeps me passionate about the industry today.

Jennifer Zanotto

Sales Ambassador (contract)

20 Years in the Beverage industry in all channels: chains, on and off-premise, major distribution and multi-state management. Worked with Fortune 500 companies taking regions to double figure growth.

Johnny Metheny

Sales Ambassador (contract)

Former owner of CA chain of bars and graills called Johnny Love's. One of San Francisco's best known bartenders. Metheny was inducted into The Bartender's Hall of Fame by Bartender's Magazine.

Christina Vincent

Sales Ambassador

Contract



Jimmy Consos

Business Development Advisor

Strong project background with growth and value add opportunity. Able to build rapport with clients and decision makers while enjoying a successful outcome. Also owns Grubstake Diner in SF.



Brad Kern

Advisor

15 years expertise in large-scale commercial and financial transactions, including complex securities offerings and acquisitions. Assisted Fortune 500 companies with compliance related matters.



Michael Neril

Advisor

15 years as a startup advisor, investor, co-founder. Founded Spider Capital, a seed-stage VC firm specializing in tech driven companies that building enterprise cloud and (SaaS) platforms.



Jeff Zeiszler

Advisor

Acquisitions VP at SummerHill Apartment Communities.

Lisa Faer
Advisor

Nurse Practitioner at the California Skin Institute.

Frank Quadro
Advisor

Graphics and Production Designer, Packaging Creative Specialist

Mark Colburn
Advisor

Specializes in the marketing and distribution of beer, cider, spirits and non alcoholic beverages

Raised $680,032 From 492 Investors

$204,565	$475,467
July 2017	January 2019



Rachel Brandt



Jimmy Ku



Ashley Woodburn



Ty Sharpe

Small Investor, portfolio with traditional brokerage firms, Looking for non-traditional investing



David Kermaani

Futurist with consumer electronics business. Experienced in managing businesses with over $200m in revenue.



Craig Vom Lehn

MBA, BS in Accounting, expert in Strategy and Financial Planning/Analysis. Family man and dividend investor in Gilbert, AZ

MORE INVESTORS

Interview

WF: What is Palmia?

− COLLAPSE ALL

P: Palmia is the world's first lemon-infused beer under 100 calories made with all natural flavors. It is geared towards women and men who might not like the taste of regular beer and who are also trying to lead a healthier lifestyle.

WF: How was Palmia born?

P: Palmia was born after a trip to Mallorca in Spain. People there were drinking these artisanal lemon-infused beers, unlike anything we had tasted before. Similar to a shandy but without being overly sweet. We went through several breweries and several flavor houses to recreate the exact flavor profile. We decided to take it one step further and create a light beer: Palmia is only 90 calories with 4.2% alcohol.

WF: What makes Palmia unique?

P: There is nothing on the market that gives you the pound-for-pound punch as far as alcohol content with such a low calorie count. More importantly, our brewing process allows it to be infused with lemon while being made with 100% natural flavors and sweeteners.

Palmia is made in the ninth-largest brewery in the United States, Minhas. We expect the retail product to be $9.99 per six-pack at vendors like Target.

WF: Who are your competitors? How do you compare?

Our nearest competitor is Bud Light Lime which has 116 calories and also contains 4.2% alcohol content. Last year, they sold $300 million!

We want to be like Corona, but instead of putting a lime in every Corona, the lemony flavor is already infused in your beer. We package it in a clear bottle and using a light-stable hops, which is very rare in the beer industry. When you compare Palmia to a Ballast Point or a Lagunita's, the color is the same but the taste is a completely new profile.

Palmia is the first lemon infused beer on the market under 100 calories which has 4.2% alcohol content.

WF: Who are your customers?

P: Women make up 31% of the alcohol consumption in beer. In 2015, the beer industry alone was a $106 billion market and the sales growth in the craft category alone is 13% annually according to the Brewers Association. We want to reach not only women but the health-conscious individual looking for alternative beer.

WF: What progress have you made with vendors?

P: We started three years ago, and market-tested Palmia in San Francisco with 3,600 cases. We got placement into 110 accounts in under three months and sold out our inventory in less than a year. Since the release of our new V2.0, our biggest account here in San Francisco is now Mollie Stone's with 9 locations, and Whole Foods which is now growing to all CA locations! We took Palmia to Sprouts, Kroger, Nob Hill Foods, Cost Plus World Market, Total Wine & More and other large box retailers, and they loved the image and flavor profile of the beer. In fact, we are now being sold in Raley's, Sprouts, Nob Hill Foods, Cost Plus World Market and Total Wine & More. The momentum we are seeing is so positive that we now have distribution in Portland, Eugene and Bend Oregon!

WF: What's next for Palmia? Why are you raising now?

P: When you grow, you often grow too fast, and we don't want to run into that problem. We are now seeing momentum in sales and bigger markets, like Whole Foods, Total Wine & More, Cost Plus, Sprouts, Raley's, Nob Hill Foods, BevMo! and others. We want to raise enough money to hire the right marketing team and the right sales group. We need big brand ambassadors for every city or county we're in. Just because you have a distributor it doesn't mean the product is going to move. We want to eventually hire two sales heads and then, as the quarters go, bring in another two employees and open up new markets.

We are working on another beer, a gluten-free version that is also 90 calories and lemon infused as well. We have mastered a recipe with gluten-free hops made out of rice. Most of the gluten-free beers out there are not 100% gluten free. What they do is they filter out the gluten. We will sell a product that is 100% gluten-free with the same infusion process. Whole Foods is very interested.

WF: Why have you chosen to use Regulation Crowdfunding?

P: We successfully raised enough capital to go to production of Palmia V2.0 and have received positive validation with the public and big box retailers such as Total Wine & More, Whole Foods, BevMo!, Mollie Stone's Markets, United Markets, TARGET, Cost Plus World Market, etc. We were happy with the outcome and responses with investors on WeFunder and its time to grow and expand into new, bigger regions. We would like people to be able to throw $500 or $1,000+ into it and not only see where it takes them but follow our expansion. By doing that, we can really include a lot of our friends, regardless of their financial situation, because certainly all of our friends would like to help us and all of our business associates would like to help us, but not all of them are accredited and in a position to throw $50,000 down.

WF: Tell us about the Palmia team.

P: Robert is a beverages expert and industry consultant, with more than 10 years of experience in the alcoholic beverage space, including his recent role leading GRC Beverages, an acai infused rum company. His expertise in private labeling, brand building, operations and distribution network management give him a dynamic perspective on the business of selling beer, wine and spirits. He has a proven track record of success in long-term market strategies and building high-performance executive teams. Robert has led sophisticated platforms with product and service organizations with large market penetrations. From being a doctor to an entrepreneur, Robert focuses on operational excellence while planning and delivering growth strategies designed to improve market share. Robert also has extensive relationships in the grocery and restaurant/bar spaces as well as with distributors such as Southern Wine & Spirits, Young's Market, Republic National and Hartley & Parker.

David came up with the initial vision for Palmia and founded the Company in 2011. Working with other company management, he has been overseeing the implementation of the Palmia brand. He brought the Palmia concept from a beach in Spain to a viable product and an initial launch in San Francisco. David also helped finance a significant portion of Palmia's initial operations and product launch, and his dedication to the brand remains today as he continues to advise the company. David's energy, passion and vision continue to propel Palmia and its product.

WF: What's your cash flow?

P: We have four distributors currently as of this month with open invoices that pay on a net 30 and we have a $10,000 deposit at our brewery. We also have trademark assets and our licenses, labels, formula and other production are ready to launch following fundraising. Operations are currently being funded by paid invoices. Prior to the fundraising, our burn rate is approximately $4000, consisting of $3000 in salary as well as marketing, promotional and administrative expense.

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Konstantin Morar INVESTOR Jan 15

Hello Robert, Is the sharks deal going through this year?

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Hello Robert, Daniel with Seed financial that is amazing news to hear just so it is better to talk about this email me at this email daniel@seedfinancial.org and we can speak about this deeper in depth

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